UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2009

INTELLON CORPORATION

(Exact Name of Registrant as Specified in its charter)

Delaware	333-144520	59-2744155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5955 T.G. Lee Boulevard, Suite 600, Orlando, FL	32822
(Address of Principal Executive Offices)	(Zip Code)

(407) 428-2800

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2009, Intellon Corporation (the “Company”) executed an amended and restated Sponsor’s Agreement (the “Sponsor’s Agreement”) with the HomePlug Powerline Alliance, Inc. (the “HomePlug Alliance”), a global industry group formed to create and promote standards for powerline communications. The Sponsor’s Agreement amends and restates the Sponsor’s Agreement between the Company and the HomePlug Alliance dated March 11, 2009 (the “Original Sponsor’s Agreement”).

The Company executed the Sponsor’s Agreement in connection with the adoption by the HomePlug Alliance of an amended and restated form of agreement governing membership in the HomePlug Alliance. Pursuant to the amended membership agreement, a HomePlug Alliance member may not withdraw from its licensing obligations under its membership agreement any technical contributions submitted by such member to a HomePlug Alliance working group in which the member participates.

The other material terms and conditions of the Sponsor’s Agreement, including the licensing terms, are substantially similar to the terms and conditions of the Original Sponsor’s Agreement. Pursuant to such licensing terms, the Company has agreed to license to other participant, sponsor and contributor members of the HomePlug Alliance any claims under the Company’s patents that are necessary to the production of HomePlug-compliant products. This license must be granted on reasonable and non-discriminatory terms. Each other participant, sponsor and contributor member of the Alliance has agreed in their respective member agreements to grant such a license to other HomePlug Alliance members, including the Company.

The foregoing is a summary of certain material provisions of the Sponsor’s Agreement and is qualified in its entirety by reference to the full text of the Sponsor’s Agreement, which is set forth as Exhibit 10.1 to this Current Report on Form 8-K. The Sponsor’s Agreement is incorporated herein by reference and constitutes a part of this report.

Item 8.01	Other Events.

On June 10, 2009, the date of the Company’s 2009 annual meeting of stockholders, each non-employee director of the Company, including Walter D. Amaral, Richard I. Goldstein, R. Douglas Norby, Gary Rubinoff, Scott B. Ungerer and James E. Vander Mey, was granted non-qualified stock options representing 9,600 shares of the Company’s common stock and restricted stock units representing 4,800 shares of the Company’s common stock. Each equity award was granted pursuant to the terms of the Company’s 2007 Equity Incentive Plan. Each of the non-qualified stock options was granted at an exercise price of $4.59 per share, the closing price for the Company’s common stock as quoted on the NASDAQ Global Market on the date of grant, and each of these options has a 10-year contractual exercise term. Each restricted stock unit described above is the equivalent of one share of the Company’s common stock. One hundred percent (100%) of the shares of common stock subject to each of these options and restricted stock units will vest on the first anniversary of the date of grant, with full acceleration upon the director’s disability or death or failure to be re-nominated for reelection to the board at the Company’s next annual meeting of stockholders.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description
10.1	HomePlug Powerline Alliance Sponsor’s Agreement, between the registrant and the HomePlug Powerline Alliance, Inc., effective June 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLON CORPORATION

By:	/s/ Brian T. McGee
Name:	Brian T. McGee
Title:	Senior Vice President and Chief Financial Officer

Date: June 10, 2009